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                            JOINT FILING AGREEMENT
                            ----------------------

        In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.10 per share, of DI Industries, Inc., a Texas corporation.

        EXECUTED effective February 6, 1997.


_________________                               FLOURNOY DRILLING COMPANY
     (Date)
                                                By:
                                                   ---------------------------
                                                   Lucien Flournoy, President


_________________                                  ---------------------------
     (Date)                                        Lucien Flournoy


_________________                                  ---------------------------
     (Date)                                        Maxine E. Flournoy


_________________                                  ---------------------------
     (Date)                                        Byron W. Fields


_________________                                  ---------------------------
     (Date)                                        F.C. West